LIBERTY-STEIN ROE FUNDS INCOME TRUST
Stein Roe Cash Reserves Fund
Stein Roe Income Fund, Class S
Stein Roe High Yield Fund, Class S
Stein Roe Intermediate Bond Fund, Class S

LIBERTY-STEIN ROE FUNDS MUNICIPAL TRUST
Stein Roe Municipal Money Market Fund
Stein Roe Managed Municipals Fund
Stein Roe High-Yield Municipals Fund, Class S
Stein Roe Intermediate Municipals Fund

LIBERTY-STEIN ROE FUNDS TRUST
Stein Roe Institutional Client High Yield Fund

LIBERTY FUNDS TRUST III
Liberty Select Value Fund, Class S

LIBERTY FUNDS TRUST VI
Liberty Newport Asia Pacific Fund, Class S
Liberty Growth & Income Fund, Class S

LIBERTY-STEIN ROE FUNDS INVESTMENT TRUST
Stein Roe Asia Pacific Fund
Stein Roe Balanced Fund
Stein Roe Growth Stock Fund
Stein Roe International Fund
Stein Roe Young Investor Fund
Stein Roe Midcap Growth Fund, Class S
Stein Roe Focus Fund, Class S
Stein Roe Small Company Growth Fund, Class S
Stein Roe Capital Opportunities Fund, Class S
Stein Roe Global Thematic Equity Fund
Stein Roe European Thematic Equity Fund
Stein Roe Growth Investor Fund, Class S

LIBERTY-STEIN ROE INSTITUTIONAL FLOATING RATE INCOME FUND



                           Supplement to Prospectuses

On November 1, 2001, Fleet National Bank completed its acquisition of the asset management business of Liberty Financial Companies, Inc., including each investment advisor and affiliated sub-advisor of the Funds. Fleet National Bank is a direct, wholly owned subsidiary of FleetBoston Financial Corporation, a U.S. financial holding company. Under the rules for mutual funds, the transaction resulted in a change of control of the Funds' investment advisors and affiliated sub-advisors, if any, and, therefore, an assignment of their investment advisory, and, if applicable, sub-advisory and portfolio management contracts with the Funds. At meetings of shareholders held on September 26 or October 15, as applicable, shareholders of the Funds approved new investment advisory, sub-advisory and portfolio management contracts. The new contracts are substantially identical in all respects to the contracts in effect prior to November 1, 2001 except for their effective and termination dates and other non-material changes.


                                                                November 2, 2001